UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 3, 2010

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 779,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On June 3, 2010, OG&E, an Oklahoma corporation, entered into an Underwriting Agreement and OG&E has filed with the Securities and Exchange Commission a prospectus supplement relating to $250,000,000 in aggregate principal amount of its 5.850% Senior Notes, Series due June 1, 2040 (the “Senior Notes”).  The offering of the Senior Notes was registered under the Securities Act of 1933, as amended, pursuant to OG&E’s shelf registration on Form S-3ASR (File No. 333-166572-01).

The Underwriting Agreement dated June 3, 2010 by and between OG&E and Mizuho Securities USA Inc., RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, relating to the sale of the Senior Notes is filed as Exhibit 1.01 and incorporated herein by reference.

Supplemental Indenture No. 11 dated as of June 1, 2010 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes is filed as Exhibit 4.01 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.01
Underwriting Agreement, dated June 3, 2010 by and between OG&E and Mizuho Securities USA Inc., RBS Securities Inc. and UBS Securities LLC, as representatives of the several underwriters named therein, relating to $250,000,000 in aggregate principal amount of OG&E’s 5.850% Senior Notes, Series due June 1, 2040 (the “Senior Notes”). (Filed as Exhibit 1.01 to OG&E’s Form 8-K filed June 8, 2010 (File No. 1-1097) and incorporated by reference herein).

4.01
Supplemental Indenture No. 11 dated as of June 1, 2010 between OG&E and UMB Bank, N.A., as trustee, creating the Senior Notes. (Filed as Exhibit 4.01 to OG&E’s Form 8-K filed June 8, 2010 (File No. 1-1097) and incorporated by reference herein).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

June 8, 2010